UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2020

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, $.01 par value	IMGN	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 - Other Events.

In August 2017, ImmunoGen, Inc. (the “Company”) entered into a Collaboration and Option Agreement with a subsidiary of Jazz Pharmaceuticals plc (“Jazz”), which was amended in November of 2019 (the “Option Agreement”). Under the terms of the Option Agreement, the Company granted Jazz an option to develop and commercialize IMGN632 on an exclusive, worldwide basis.

On December 10, 2020, the Company received notice stating that, based on the outcome of an internal portfolio review, Jazz has exercised its opt out rights with respect to IMGN632, thereby relinquishing the development and commercialization option. As a result of Jazz’s opting out, the Company retains all rights to IMGN632 and is continuing global development of IMGN632 without further involvement by Jazz, except that Jazz will continue to provide a predetermined amount of research funding for the IMGN632 program over the next 12 months. Due to the timing of the Jazz opt out, the Company will not owe royalty payments to Jazz on commercial sales of IMGN632 if it is approved.

IMGN632 has received Breakthrough Therapy Designation from the U.S. Food and Drug Administration (“FDA”) for relapsed or refractory blastic plasmacytoid dendritic cell neoplasm (BPDCN). ImmunoGen is advancing IMGN632 in this indication and, with the addition of a single-arm pivotal cohort in frontline BPDCN, has aligned on a path to potential full approval with FDA. The Company is also evaluating IMGN632 in combination regimens for acute myeloid leukemia (AML) with data expected mid-2021.

 Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements based on management's current expectations.  These statements include, but are not limited to, the Company’s expectations related to:  the occurrence, timing, and outcome of potential pre-clinical, clinical, and regulatory events related to IMGN632 and the presentation of pre-clinical and clinical data on IMGN632.  For these statements, the Company claims the protection of the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995.  Various factors could cause the Company’s actual results to differ materially from those discussed or implied in the forward-looking statements, and you are cautioned not to place undue reliance on these forward-looking statements, which are current only as of the date of this Current Report on Form 8-K.  Factors that could cause future results to differ materially from such expectations include, but are not limited to: the timing and outcome of the Company’s pre-clinical and clinical development processes; the difficulties inherent in the development of novel pharmaceuticals, including uncertainties as to the timing, expense, and results of pre-clinical studies, clinical trials, and regulatory processes; the Company’s ability to financially support its product programs; risks and uncertainties associated with the scale and duration of the COVID-19 pandemic and resulting impact on the Company’s industry and business; and other factors more fully described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and other reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: December 11, 2020	/s/ David G. Foster
David G. Foster
Vice President, Finance